SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 8, 2002
                                                         ---------------



                         THE BEAR STEARNS COMPANIES INC.
                         -------------------------------
              Exact name of registrant as specified in its charter




       DELAWARE                     File No. 1-8989           13-3286161
       --------                     ---------------           ----------
       (State or other             (Commission File          (IRS Employer
       jurisdiction of              Number)                   Identification
       incorporation)                                         Number)


                  383 Madison Avenue, New York, New York        10179
              ----------------------------------------------------------
              (Address of principal executive offices)        (zip code)


       Registrant's telephone number, including area code: (212) 272-2000
                                                           --------------




                                 Not Applicable
                                 --------------
          (former name or former address, if changed since last report)

Item 5. Other Events
        ------------

Filed herewith is a copy of The Bear Stearns Companies Inc. (the "Company") Press Release, dated January 8, 2002, announcing its regular quarterly cash dividend on its outstanding shares of common stock and the approval by the Board of Directors of the Company of an amendment to its share repurchase program to allow the Company to purchase up to $1.2 billion in aggregate cost of common stock.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

                  (a)   Financial Statements of business acquired:

                           Not applicable.

                  (b)   Pro Forma financial information:

                           Not applicable.

                  (c)   Exhibit:

                         (99) Press Release, dated January 8, 2002.

                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    THE BEAR STEARNS COMPANIES INC.



                                    By: /s/ Marshall J Levinson
                                        -----------------------------
                                        Marshall J Levinson
                                        Controller
                                       (Principal Accounting Officer)


Dated:   January 9, 2002

                        THE BEAR STEARNS COMPANIES INC.

                                    FORM 8-K

                                 CURRENT REPORT


                                  EXHIBIT INDEX
                                  -------------


Exhibit No.     Description
-----------     -----------

   (99)         Press Release, dated January 8, 2002

For Immediate Release

Contact: Elizabeth Ventura (212) 272-9251
         Rebecca Haas      (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.
                      DECLARES COMMON STOCK CASH DIVIDEND;
                AUTHORIZES $1.2 BILLION SHARE REPURCHASE PROGRAM

NEW YORK -January 8, 2002- The Bear Stearns Companies Inc. (NYSE: BSC) today announced its regular quarterly cash dividend on its outstanding shares of common stock.

The Board of Directors declared a regular, quarterly cash dividend of 15 cents per share on the outstanding shares of common stock, payable January 31, 2002 to stockholders of record on January 17, 2002.

Separately, the Board of Directors of the company approved an amendment to its share repurchase program to allow the company to purchase up to $1.2 billion in aggregate cost of common stock. The amendment supercedes the previous authorization and replenishes the total authorization to $1.2 billion. The company acquired approximately $830 million under the previous $1.2 billion repurchase program authorization. The share repurchase program will be utilized primarily to acquire shares of common stock in order to mitigate the dilutive effect of the company's stock award plan. The purchases may be made periodically in 2002 or beyond in the open market or through privately negotiated transactions.

Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. With approximately $29.8 billion in total capital, the company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers prime broker and broker dealer clearing services, including securities lending. Headquartered in New York City, the company has approximately 10,500 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan; and an international presence in Beijing, Dublin, Herzliya, Hong Kong, London, Lugano, Milan, Sao Paulo, Seoul, Shanghai, Singapore and Tokyo. For additional information about Bear Stearns, please visit our Web site at http://www.bearstearns.com.